2024 Fourth Quarter and Full Year Results Earnings Presentation

GCM GROSVENOR | 2 GCM Grosvenor Reports Q4 and Full Year 2024 Results CHICAGO, February 10, 2025 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported results for the fourth fiscal quarter ended December 31, 2024. Dividend GCM Grosvenor's Board of Directors approved a $0.11 per share dividend payable on March 17, 2025 to shareholders on record March 3, 2025. Conference Call Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public- shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register. The call can also be accessed by dialing (888) 394-8218 / (646) 828-8193 and using the passcode: 3333622. About GCM Grosvenor GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $80 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform. GCM Grosvenor’s experienced team of approximately 550 professionals serves a global client base of institutional and individual investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: www.gcmgrosvenor.com. "We ended 2024 on a high note, capping a year of strong investment returns, a 41% increase in annual fundraising, and significant growth in profitability” said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. "In addition, we made meaningful progress toward a number of our long-term goals. We look forward to building on this momentum in 2025."

GCM GROSVENOR | 3 THIS PRESENTATION CONTAINS CERTAIN FORWARD- LOOKING STATEMENTS within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward- looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 29, 2024 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward Looking Statements Media Contacts Tom Johnson and Abigail Ruck H/Advisors Abernathy tom.johnson@h-advisors.global/ abigail.ruck@h-advisors.global 212-371-5999 Public Shareholders Contact Stacie Selinger Head of Investor Relations sselinger@gcmlp.com 312-506-6583

Fourth Quarter and Full Year 2024 Results

- **Raised $2.3 billion** of new capital in the fourth quarter 2024, bringing full year 2024 fundraising to **$7.1 billion,** an **increase of 41%** compared to prior year.
    - Fundraising of **$3.7 billion** in the second half of 2024 exceeded the **$3.4 billion** raised in the first half of 2024
- **Solid financial results for Full Year 2024**
    - Full year 2024 **GAAP Net Income attributable to GCM Grosvenor Inc.** was $18.7 million
    - Full year 2024 **Fee-Related Earnings increased 19%** compared to prior year
    - Full year 2024 **Adjusted Net Income[3 4] increased 36%** compared to prior year
- GCM Grosvenor's Board of Directors approved an **incremental $50 million share repurchase authorization** in February 2025

$bn	DECEMBER 31, 2023	DECEMBER 31, 2024	% CHANGE VS Q4 23
AUM	$ 76.9	$ 80.1	4 %
FPAUM	61.7	64.8	5 %
Private Markets FPAUM	40.3	42.7	6 %
Absolute Return Strategies FPAUM	21.4	22.1	3 %
CNYFPAUM[1]	7.3	8.2	12 %

$mm	THREE MONTHS ENDED DECEMBER 31, 2024	% CHANGE VS QTD Q4 23	TWELVE MONTHS ENDED DECEMBER 31, 2024	% CHANGE VS YTD Q4 23
GAAP Revenue	$ 165.3	42 %	$ 514.0	16 %
GAAP net income attributable to GCM Grosvenor Inc.	7.6	134 %	18.7	46 %
Earnings per share of Class A common stock - Diluted	0.09	NM	0.03	(111)%
Fee-Related Revenue[2]	104.5	13 %	393.1	8 %
Private Markets Management Fees[2]	66.3	20 %	238.5	11 %
Absolute Return Strategies Management Fees[2]	37.2	3 %	148.4	1 %
Fee-Related Earnings	49.2	22 %	166.4	19 %
Adjusted EBITDA[3]	77.6	56 %	213.8	32 %
Adjusted Net Income[3 4]	52.7	63 %	140.8	36 %
Adjusted Net Income Per Share - Diluted	0.27	59 %	0.74	35 %

1-4. See Notes towards the end of the document.

GCM GROSVENOR | 4

GCM GROSVENOR | 5 Adjusted Earnings Fee-Related Earnings (mm) Adjusted EBITDA (mm) Adjusted Net Income (mm) Longer-Term Trends $91.0 $140.8 91.0 140.8 2020 2024 $95.1 $166.4 2020 2024 $147.0 $213.8 2020 2024 45% 55% 75% $103.2 $140.8 103.2 140.8 2023 2024 $139.9 $166.4 2023 2024 $162.2 $213.8 2023 2024 32% 36% 19%

GCM GROSVENOR | 6 Growth in Key Business Drivers December 31, 2020 December 31, 2024 Growing Earnings Power $62bn $80bn AUM Private Markets Growing as a Percentage 54% 66% Private Markets % of FPAUM Shifting Towards Direct- Oriented Strategies 39% 52% Direct-Oriented Strategies % of Private Markets AUM Operating Leverage in Business 31% 42% LTM FRE Margin Carried Interest Earnings Potential Increasing $133mm $401mm Firm Share of Unrealized Carried Interest Balance

Key Long-Term Growth Drivers

1. Scaling Core Capabilities

Client Retention & Compound Capital

Approximately **90%** Private Markets Re-Up Rate[7]

Opportunity to Grow Absolute Return Strategies FPAUM From Compounding

Expand Client Relationships

Approximately **50%** Of top clients are invested in more than 1 vertical[8]

Scale Specialized Funds

+64% Specialized Fund AUM growth since end of 2020

2. Planting Seeds for Future Growth[9]

Individual Investor

$3.3bn Raised in individual investor channel since 2020

Real Assets

$14.2bn Raised for real assets since 2020

Direct-Oriented Strategies

$17.3bn Raised for direct-oriented strategies since 2020

3. Growing Earnings Quality and Power

Business Shifting Towards Private Markets

66% Private Markets % of FPAUM

Margin Expansion

~1,100bps Q4'24 LTM vs. Q4'20 LTM FRE margin expansion

Growth in Incentive Fee Opportunity

$836mm Unrealized carried interest balance[5]

$30mm Run-rate annual performance fees[6]

5-9. See Notes towards the end of the document.

GCM GROSVENOR | 7

GCM GROSVENOR | 8 53 Years of Alternative Asset Management Investing Real Estate $5.9bn Absolute Return $23.3bn Private Equity $30.4bn Sustainable / Impact $27.8bn12 Alternative Credit $14.6bn12 Infrastructure $14.6bn 10-12. See Notes towards the end of the document. $80bn AUM11 1971 71% 549 181 First year in business of AUM in customized separate accounts Employees10 Investment professionals10 SEEDING/ STAKES DIRECT PRIMARY SECONDARY CO-INVEST

GCM GROSVENOR | 9 Growing and Diversifying AUM and Earnings Power $61.9 $72.1 $73.7 $76.9 $80.1 $4.7 $6.2 $5.0 $5.1 $5.8 $25.2 $26.6 $23.0 $22.4 $23.3 $9.2 $13.1 $16.6 $20.0 $20.6 $22.8 $26.2 $29.1 $29.4 $30.4 Private Equity Real Assets Absolute Return Strategies Other Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 7% Private Equity CAGR (2)% Absolute Return Strategies CAGR 22% Real Assets CAGR AUM by Strategy (bn) 13. Other includes alternative credit and opportunistic strategies and is included in private markets CAGR. 7% CAGR 12% Private Markets CAGR 13 13

GCM GROSVENOR | 10 Diversified Fundraising Drives Stability & Growth $7.0 $9.4 $7.8 $5.1 $7.1 $1.4 $1.0 $0.5 $0.2 $1.9 $1.4 $1.9 $0.5 $0.5 $1.3 $0.9 $1.6 $0.9 $0.3$1.2 $3.5 $2.1 $2.7 $1.2 $3.0 $2.1 $3.1 $0.8 $2.4 Private Equity Infrastructure Real Estate Absolute Return Strategies Alternative Credit and Other 2020 2021 2022 2023 2024 14. Other includes opportunistic strategies. 56% Pensions 5% Corporation 13% Government/Sovereign Entity 9% Individual Investor 8% Financial Institutions 6% Insurance 3% Other 63% Americas 12% EMEA 25% APAC 2024 Fundraising 2024 Fundraising 14 Diversified by Strategy Diversified by Channel Diversified by Geography (bn) $2.3bn Q4 2024 Fundraising

GCM GROSVENOR | 11 $3,879 $4,808 $5,234 $7,402 $8,758 $9,816 $11,682 $2,232 $2,129 $1,858 $1,734 $1,315 $965 $777 $672 CIS MAC GSF IAF GCF Advance Elevate Private Credit funds 2018 2019 2020 2021 2022 2023 Through 2024 Scaling and expanding private market specialized fund franchises Cumulative selected private market specialized fund closings (mm) Private Markets Specialized Fund Franchises Funds currently in market Name Asset Class Investment Implementation Co-Investment Opportunities III (GCF III) Private equity Co-investments Infrastructure Advantage Fund II (IAF II) Infrastructure Direct investments Private Credit funds Private credit Co-investments, Secondaries, Primary Advance Fund II (Advance II) Private equity Primaries, co-investments and secondaries 15 15. See Notes towards the end of the document.

GCM GROSVENOR | 12 $150.0 $175.4 $197.3 $214.3 $238.5 2020 2021 2022 2023 2024 2. See Notes towards the end of the document. 12% CAGR Growing Private Markets Business Private Markets Management Fees2 (mm) 66% Private Markets % of Total FPAUM $57bn Private Markets Total AUM $31bn Private Markets Fundraising since 2020

GCM GROSVENOR | 13 133 355 401 262 381 435 Firm Share of Carried Interest Non-Firm Share of Carried Interest 5. See Notes towards the end of the document. Unrealized carried interest at net asset value as of Q4 2024 145 programs with unrealized carried interest Unrealized Carried Interest by Vintage Year (mm)5 $ million 48% Firm Share 34% Firm Share Gr wing Carried Interest Earnings Power Total carried interest continues to experience strong growth, and the firm is keeping a larger share of that carry Unrealized carried interest bridge (mm) 105 139 592 23 59 319 82 80 273 Firm Share of Carried Interest by Vintage Year 2013 or Earlier 2014-2016 2017+ 42% Firm Share 54% Firm Share 22% Firm Share Q4 2020 Additions Realizations Q4 2024 $395 ($295) (87) (208) +$736 $836

GCM GROSVENOR | 14 $395 $788 $789 $776 $836 Gross Unrealized Carried Interest $111.7 $173.9 $75.2 $64.9 $106.2 $52.8 $52.0 $2.6 $15.3 $55.3 $58.9 $121.9 $72.6 $49.6 $50.9 Performance Fees Carried Interest 2020 2021 2022 2023 2024 Significant Embedded Value From Incentive Fees Unrealized Carried Interest vs Gross Incentive Fees (mm) 5-6. See Notes towards the end of the document. Note: Gross Incentive fees for the three months ended December 31, 2024 are not a meaningful comparison given the general annual nature of performance fees. 2024202320222021 2020 Incentive Fee Revenue has Been Muted Despite Growth in Unrealized Carry... ...and Incentive Fee Earnings Power is Growing with Shift Towards Direct- Oriented Strategies 5 AUM Subject to Incentive Fees (bn) $39.9 $49.9 $52.2 $56.1 $58.5 $14.4 $14.5 $12.4 $12.8 $13.8 $25.5 $35.4 $39.8 $43.3 $44.7 AUM Subject to Performance Fees AUM Subject to Carried Interest 2020 2021 2022 2023 2024 +10% CAGR $30mm Run-rate annual performance fees6 15% AUM Subject to Carried Interest CAGR

GCM GROSVENOR | 15 16. Reflects GAAP cash including $12 million of cash held at consolidated carry plan entities. 17. Represents firm share of Net Asset Value as of December 31, 2024. 18. Debt principal at pricing of Term SOFR + 225bps as of December 31, 2024, subject to a Term SOFR floor of 50bps. 19. Warrants strike at $11.50 and are subject to early redemption or exercise at $18.00 per share. • $32 million remained in the approved share and warrant repurchase program as of December 31, 2024. ◦ GCM Grosvenor was deemed to have repurchased $33 million of Class A common stock during the year ended December 31, 2024. • The Board of Directors approved an incremental $50 million share repurchase authorization in February 2025. • GCM Grosvenor's Board of Directors approved a $0.11 per share dividend payable on March 17, 2025 to shareholders on record March 3, 2025. SUMMARY OF OWNERSHIP AS OF 12/31/24 (mm) Shares % Management Owned Shares 144.2 76 % Publicly Traded Shares 44.9 24 % Total Shares 189.1 100 % Warrants Outstanding19 17.7 Other Key Items KEY CASH, INVESTMENT AND DEBT METRICS AS OF 12/31/24 ($mm) Cash and Cash Equivalents16 $ 89 Investments17 209 Cash and Investments 298 Unrealized Carried Interest17 401 Cash, Investments and Unrealized Carried Interest17 699 Debt18 436 Drawn Revolving Credit Facility ($50 million available) 0

GCM GROSVENOR | 16 Supplemental Information

GAAP Statements of Income

$000, EXCEPT PER SHARE AMOUNTS AND WHERE OTHERWISE NOTED	THREE MONTHS ENDED		TWELVE MONTHS ENDED	
	DEC 31, 2023	DEC 31, 2024	DEC 31, 2023	DEC 31, 2024
Revenues				
Management fees	$ 95,062	$ 107,383	$ 375,444	$ 401,648
Incentive fees	20,019	56,778	64,903	106,237
Other operating income	1,475	1,100	4,652	6,127
Total operating revenues	116,556	165,261	444,999	514,012
Expenses				
Employee compensation and benefits	78,539	95,317	356,044	336,236
General, administrative and other	24,899	26,336	100,801	104,296
Total operating expenses	103,438	121,653	456,845	440,532
Operating income (loss)	13,118	43,608	(11,846)	73,480
Investment income	551	5,945	11,640	15,589
Interest expense	(5,720)	(6,185)	(23,745)	(24,160)
Other income (expense)	(603)	(144)	1,008	1,334
Change in fair value of warrant liabilities	(893)	(6,789)	1,429	(16,079)
Net other expense	(6,665)	(7,173)	(9,668)	(23,316)
Income (loss) before income taxes	6,453	36,435	(21,514)	50,164
Provision for income taxes	1,881	6,016	7,692	13,560
Net income (loss)	4,572	30,419	(29,206)	36,604
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(473)	1,452	5,033	2,545
Less: Net income (loss) attributable to noncontrolling interests in GCMH	1,787	21,352	(47,013)	15,364
Net income attributable to GCM Grosvenor Inc.	$ 3,258	$ 7,615	$ 12,774	$ 18,695
Earnings (loss) per share of Class A common stock:				
Basic	$ 0.08	$ 0.17	$ 0.30	$ 0.42
Diluted	$ —	$ 0.09	$ (0.28)	$ 0.03
Weighted average shares of Class A common stock outstanding:				
Basic (in millions)	43.2	45.2	43.2	44.7
Diluted (in millions)	187.5	191.4	187.4	190.6

GCM GROSVENOR | 17

Summary of Non-GAAP Financial Measures[3]

$000, except per share amounts and where otherwise noted	THREE MONTHS ENDED		TWELVE MONTHS ENDED	
ADJUSTED EBITDA	DEC 31, 2023	DEC 31, 2024	DEC 31, 2023	DEC 31, 2024
Revenues				
Private markets strategies[2]	$ 55,061	$ 66,258	$ 214,338	$ 238,546
Absolute return strategies[2]	36,244	37,183	146,550	148,408
Management fees, net[2]	91,305	103,441	360,888	386,954
Administrative fees and other operating income	1,475	1,100	4,652	6,127
Fee-Related Revenue[2]	**92,780**	**104,541**	**365,540**	**393,081**
Less:				
Cash-based employee compensation and benefits, net[20]	(32,918)	(34,966)	(149,327)	(147,045)
General, administrative and other, net[21]	(19,530)	(20,425)	(76,271)	(79,685)
Fee-Related Earnings	**40,332**	**49,150**	**139,942**	**166,351**
Fee-Related Earnings Margin	***43%***	***47%***	***38 %***	***42 %***
Incentive fees:				
Performance fees	14,139	42,245	15,313	55,323
Carried interest	5,880	14,533	49,590	50,914
Incentive fee related compensation and NCI:				
Cash-based incentive fee related compensation	(8,451)	(20,478)	(15,628)	(36,455)
Carried interest compensation, net[22]	(3,622)	(10,084)	(28,553)	(29,990)
Carried interest attributable to noncontrolling interests	(1,092)	(1,403)	(5,095)	(3,337)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[23]	1,710	2,271	3,103	6,676
Interest income	505	721	2,021	2,695
Other (income) expense	14	(1)	109	(340)
Depreciation	314	670	1,383	2,007
Adjusted EBITDA	**49,729**	**77,624**	**162,185**	**213,844**
Adjusted EBITDA Margin	***44%***	***48%***	***38 %***	***43 %***
ADJUSTED NET INCOME PER SHARE				
Adjusted EBITDA	**49,729**	**77,624**	**162,185**	**213,844**
Depreciation	(314)	(670)	(1,383)	(2,007)
Interest expense	(5,720)	(6,185)	(23,745)	(24,160)
Adjusted Pre-Tax Income	**43,695**	**70,769**	**137,057**	**187,677**
Adjusted income taxes[4]	(11,260)	(18,043)	(33,853)	(46,919)
Adjusted Net Income	**32,435**	**52,726**	**103,204**	**140,758**
Adjusted shares outstanding (in millions)	188.8	191.9	188.2	190.7
Adjusted Net Income per Share - diluted	**$ 0.17**	**$ 0.27**	**$ 0.55**	**$ 0.74**

2-4, 20-23. See Notes towards the end of the document.

GCM GROSVENOR | 18

GCM GROSVENOR | 19 $000, except per share amounts and where otherwise noted DEC 31, 2023 DEC 31, 2024 Assets Cash and cash equivalents $ 44,354 $ 89,454 Management fees receivable 24,996 28,387 Incentive fees receivable 27,371 58,346 Due from related parties 13,581 12,681 Investments 240,202 257,807 Premises and equipment, net 7,378 22,683 Lease right-of-use assets 38,554 41,146 Intangible assets, net 2,627 1,314 Goodwill 28,959 28,959 Deferred tax assets, net 58,298 51,160 Other assets 18,623 20,794 Total assets 504,943 612,731 Liabilities and Equity (Deficit)   Accrued compensation and employee related obligations 98,561 112,519 Debt 384,727 432,039 Payable to related parties pursuant to the tax receivable agreement 53,759 51,429 Lease liabilities 41,481 53,876 Warrant liabilities 6,431 22,510 Accrued expenses and other liabilities 31,213 30,697 Total liabilities 616,172 703,070 Commitments and contingencies   Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued — — Class A common stock, $0.0001 par value, 700,000,000 authorized; 42,988,563 and 44,899,246 issued and outstanding as of December 31, 2023 and December 31, 2024, respectively 4 4 Class B common stock, $0.0001 par value, 500,000,000 authorized, none issued — — Class C common stock, $0.0001 par value, 300,000,000 authorized; 144,235,246 issued and outstanding as of each of December 31, 2023 and December 31, 2024 14 14 Additional paid-in capital 1,936 5,752 Accumulated other comprehensive income 2,630 1,650 Retained earnings (32,218) (35,040) Total GCM Grosvenor Inc. deficit (27,634) (27,620) Noncontrolling interests in subsidiaries 59,757 52,233 Noncontrolling interests in GCMH (143,352) (114,952) Total deficit (111,229) (90,339) Total liabilities and equity (deficit) $ 504,943 $ 612,731 GAAP Balance Sheets

GCM GROSVENOR | 20 $000 THREE MONTHS ENDED TWELVE MONTHS ENDED DEC 31, 2023 SEP 30, 2024 DEC 31, 2024 DEC 31, 2023 DEC 31, 2024 Fee-Related Earnings Compensation Cash-based employee compensation and benefits, net20 $ 32,918 $ 36,989 $ 34,966 $ 149,327 $ 147,045 Incentive Fee Related Compensation Cash-based incentive fee related compensation 8,451 6,528 20,478 15,628 36,455 Carried interest compensation, net22 3,622 10,550 10,084 28,553 29,990 Non-cash carried interest compensation and other (11) 1,488 (1,074) (48) 460 Equity-Based Compensation Equity-based compensation 17,622 3,908 13,445 50,667 48,158 Other Compensation Partnership interest-based compensation 14,752 13,435 17,043 103,934 72,068 Severance 943 329 257 6,826 1,502 Other non-cash compensation 242 90 118 1,157 558 GAAP employee compensation and benefits $ 78,539 $ 73,317 $ 95,317 $ 356,044 $ 336,236 20, 22. See Notes towards the end of the document. Components of GAAP Employee Compensation and Benefits

GCM GROSVENOR | 21 $000 THREE MONTHS ENDED TWELVE MONTHS ENDED NET INCENTIVE FEES ATTRIBUTED TO GCM GROSVENOR DEC 31, 2023 SEP 30, 2024 DEC 31, 2024 DEC 31, 2023 DEC 31, 2024 Incentive fees: Performance fees $ 14,139 $ 2,745 $ 42,245 $ 15,313 $ 55,323 Carried interest 5,880 20,559 14,533 49,590 50,914 Total Incentive Fees $ 20,019 $ 23,304 $ 56,778 $ 64,903 $ 106,237 Less incentive fees contractually owed to others:         Cash carried interest compensation (3,611) (12,038) (9,010) (28,505) (30,450) Non-cash carried interest compensation and other (11) 1,488 (1,074) (48) 460 Carried interest attributable to other noncontrolling interest holders (1,092) (883) (1,403) (5,095) (3,337) Firm share of incentive fees 15,305 11,871 45,291 31,255 72,910 Less: Cash-based incentive fee related compensation (8,451) (6,528) (20,478) (15,628) (36,455) Net incentive fees attributable to GCM Grosvenor $ 6,854 $ 5,343 $ 24,813 $ 15,627 $ 36,455 Reconciliation to Non-GAAP Metrics

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
ADJUSTED PRE-TAX INCOME & ADJUSTED NET INCOME	DEC 31, 2023	SEP 30, 2024	DEC 31, 2024	DEC 31, 2023	DEC 31, 2024
Net income attributable to GCM Grosvenor Inc.	**$ 3,258**	**$ 4,156**	**$ 7,615**	**$ 12,774**	**$ 18,695**
Plus:					
Net income (loss) attributable to noncontrolling interests in GCMH	1,787	7,283	21,352	(47,013)	15,364
Provision for income taxes	1,881	3,190	6,016	7,692	13,560
Change in fair value of warrant liabilities	893	6,966	6,789	(1,429)	16,079
Amortization expense	328	328	328	1,313	1,313
Severance	943	329	257	6,826	1,502
Transaction expenses[24]	127	1,320	1,637	6,445	6,116
Loss on extinguishment of debt	—	—	—	—	157
Changes in tax receivable agreement liability and other[25]	2,245	160	852	3,048	2,908
Partnership interest-based compensation	14,752	13,435	17,043	103,934	72,068
Equity-based compensation	17,622	3,908	13,445	50,667	48,158
Other non-cash compensation	242	90	118	1,157	558
Less:					
Unrealized investment income, net of noncontrolling interests	(372)	(908)	(3,609)	(8,309)	(9,261)
Non-cash carried interest compensation and other	(11)	1,488	(1,074)	(48)	460
Adjusted Pre-Tax Income	**43,695**	**41,745**	**70,769**	**137,057**	**187,677**
Less:					
Adjusted income taxes[4]	(11,260)	(10,311)	(18,043)	(33,853)	(46,919)
Adjusted Net Income	**$ 32,435**	**$ 31,434**	**$ 52,726**	**$ 103,204**	**$ 140,758**

4, 24-25. See Notes towards the end of the document.

GCM GROSVENOR | 22

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
ADJUSTED EBITDA	DEC 31, 2023	SEP 30, 2024	DEC 31, 2024	DEC 31, 2023	DEC 31, 2024
Adjusted Net Income	**$ 32,435**	**$ 31,434**	**$ 52,726**	**$ 103,204**	**$ 140,758**
Plus:					
Adjusted income taxes[4]	11,260	10,311	18,043	33,853	46,919
Depreciation expense	314	717	670	1,383	2,007
Interest expense	5,720	5,918	6,185	23,745	24,160
Adjusted EBITDA	**$ 49,729**	**$ 48,380**	**$ 77,624**	**$ 162,185**	**$ 213,844**
FEE-RELATED EARNINGS					
Adjusted EBITDA	**$ 49,729**	**$ 48,380**	**$ 77,624**	**$ 162,185**	**$ 213,844**
Less:					
Incentive fees	(20,019)	(23,304)	(56,778)	(64,903)	(106,237)
Depreciation expense	(314)	(717)	(670)	(1,383)	(2,007)
Other non-operating income	(519)	(531)	(720)	(2,130)	(2,355)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[23]	(1,710)	(1,961)	(2,271)	(3,103)	(6,676)
Plus:					
Incentive fee-related compensation	12,073	17,078	30,562	44,181	66,445
Carried interest attributable to other noncontrolling interest holders	1,092	883	1,403	5,095	3,337
Fee-Related Earnings	**$ 40,332**	**$ 39,828**	**$ 49,150**	**$ 139,942**	**$ 166,351**
FEE-RELATED REVENUE					
Total Operating Revenues	**$ 116,556**	**$ 122,931**	**$ 165,261**	**$ 444,999**	**$ 514,012**
Less:					
Incentive fees	(20,019)	(23,304)	(56,778)	(64,903)	(106,237)
Fund reimbursement revenue	(3,757)	(3,473)	(3,942)	(14,556)	(14,694)
Fee-Related Revenue	**$ 92,780**	**$ 96,154**	**$ 104,541**	**$ 365,540**	**$ 393,081**

4, 23. See Notes towards the end of the document.

GCM GROSVENOR | 23

GCM GROSVENOR | 24 $000, except per share amounts and where otherwise noted THREE MONTHS ENDED TWELVE MONTHS ENDED ADJUSTED NET INCOME PER SHARE DEC 31, 2023 SEP 30, 2024 DEC 31, 2024 DEC 31, 2023 DEC 31, 2024 Adjusted Net Income $ 32,435 $ 31,434 $ 52,726 $ 103,204 $ 140,758 Weighted-average shares of Class A common stock outstanding - basic (in millions) 43.2 45.2 45.2 43.2 44.7 Exchange of partnership units (in millions) 144.2 144.2 144.2 144.2 144.2 Assumed vesting of RSUs - incremental shares under the treasury stock method (in millions) — 1.2 2.0 — 1.6 Weighted-average shares of Class A common stock outstanding - diluted (in millions) 187.5 190.6 191.4 187.4 190.6 Effective dilutive warrants, if antidilutive for GAAP (in millions) — — 0.5 — 0.1 Effective RSUs, if antidilutive for GAAP (in millions) 1.3 — — 0.8 — Adjusted shares - diluted (in millions) 188.8 190.6 191.9 188.2 190.7       Adjusted Net Income Per Share - diluted $ 0.17 $ 0.16 $ 0.27 $ 0.55 $ 0.74 Note: Amounts may not foot due to rounding. Reconciliation to Adjusted Net Income Per Share

GCM GROSVENOR | 25 $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (October 1, 2024) $ 42,267 $ 21,455 $ 63,722 $ 7,858   $ 79,563 Contributions from CNYFPAUM 887 3 890   Contributions from New Capital Raised 508 467 975   Withdrawals (54) (515) (569)   Distributions (585) (86) (671)   Change in Market Value 33 802 835   Foreign Exchange and Other (339) (78) (417)   End of Period Balance (December 31, 2024) $ 42,717 $ 22,048 $ 64,765 $ 8,202   $ 80,077 % Change 1% 3% 2% $ 4%   1 % Three Months Ended December 31, 2024 Change in FPAUM and AUM $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (January 1, 2024) $ 40,269 $ 21,414 $ 61,683 $ 7,304   $ 76,908 Contributions from CNYFPAUM 2,760 51 2,811   Contributions from New Capital Raised 1,989 1,226 3,215   Withdrawals (105) (2,641) (2,746)   Distributions (1,381) (292) (1,673)   Change in Market Value 212 2,430 2,642   Foreign Exchange and Other (1,027) (140) (1,167)   End of Period Balance (December 31, 2024) $ 42,717 $ 22,048 $ 64,765 $ 8,202   $ 80,077 % Change 6% 3% 5% 12%   4 % Twelve Months Ended December 31, 2024

Management Fee Detail[2]

$000	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
MANAGEMENT FEES	DEC 31, 2023	SEP 30, 2024	DEC 31, 2024	DEC 31, 2023	DEC 31, 2024
Private Markets					
Specialized Funds	$ 20,971	$ 22,913	$ 31,175	$ 81,460	$ 99,413
Average Fee Rate[26]	0.77 %	0.78 %	0.83 %	0.80 %	0.83 %
Customized Separate Accounts	34,090	34,991	35,083	132,878	139,133
Average Fee Rate	0.46 %	0.46 %	0.45 %	0.46 %	0.46 %
Private Markets Management Fees	**55,061**	**57,904**	**66,258**	**214,338**	**238,546**
Average Fee Rate - Private Markets[26]	0.54 %	0.54 %	0.56 %	0.55 %	0.56 %
Absolute Return Strategies Management Fees	**36,244**	**37,160**	**37,183**	**146,550**	**148,408**
Average Fee Rate - Absolute Return Strategies (Management Fee Only)	0.68 %	0.69 %	0.68 %	0.68 %	0.68 %
Average Fee Rate - Absolute Return Strategies (Actual Management Fee + Run Rate Performance Fee at End of Period)[27]	0.79 %	0.82 %	0.81 %	0.79 %	0.80 %

2. See Notes towards the end of the document..
26. Average fee rate excludes effect of catch-up management fees.
27. The run rate on annual performance fees reflects potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The metric is calculated as the actual management fees during the period, plus the run rate performance fee from the end of the period, divided by the average fee-paying AUM over the period.

GCM GROSVENOR | 26

Private Markets Strategies Performance Metrics

Realized and Partially Realized Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTEMNT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[28]	$ 14,103	$ 15,377	$ 25,695	$ 2,292	1.82	13.5 %	9.9 %	S&P 500
Secondary Investments[29]	585	518	717	190	1.75	18.4 %	12.0 %	S&P 500
Co-Investments/Direct Investments[30]	3,771	3,587	6,016	1,466	2.09	20.8 %	14.9 %	S&P 500
Infrastructure[31]								
Primary Fund Investments[31]	321	358	484	155	1.79	12.4 %	6.4 %	MSCI World Infrastructure
Direct-Oriented Investments[31]	2,713	2,653	3,816	952	1.80	14.7 %	5.9 %	MSCI World Infrastructure
Real Estate[32]	793	808	1,053	56	1.37	13.9 %	9.7 %	FNERTR Index

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through September 30, 2024. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

28-32. See Notes towards the end of the document.

GCM GROSVENOR | 27

Private Markets Strategies Performance Metrics

All Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTEMNT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[28]	$ 25,806	$ 24,390	$ 29,036	$ 10,707	1.63	12.5 %	11.1 %	S&P 500
Secondary Investments[29]	2,212	2,009	1,087	1,830	1.45	14.8 %	14.7 %	S&P 500
Co-Investments/Direct Investments[30]	8,327	7,882	6,306	7,412	1.74	17.4 %	15.0 %	S&P 500
Infrastructure[31]								
Primary Fund Investments[31]	4,053	2,887	1,091	2,627	1.29	9.4 %	8.8 %	MSCI World Infrastructure
Direct-Oriented Investments[31]	7,356	6,701	4,415	5,378	1.46	12.1 %	7.7 %	MSCI World Infrastructure
Real Estate[32]	4,965	3,870	1,848	2,598	1.15	7.0 %	8.4 %	FNERTR Index
Multi-Asset Class Programs	3,366	3,423	2,126	2,447	1.34	13.7 %	N/A	N/A

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through September 30, 2024. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

28-32. See Notes towards the end of the document.

GCM GROSVENOR | 28

GCM GROSVENOR | 29 AS OF DEC 31, 2024 THREE MONTHS ENDED ANNUALIZED RETURNS PERIODS ENDED DEC 31, 2024 Assets Under Management (bn) DEC 31, 2024 YEAR TO DATE ONE YEAR THREE YEAR FIVE YEAR SINCE INCEPTION Gross Net Gross Net Gross Net Gross Net Gross Net Gross Net Absolute Return Strategies (Overall) $ 23.3 3.6% 3.4% 12.2% 11.4% 12.2% 11.4% 4.5% 3.8% 6.8% 6.1% 7.0% 5.9 % GCMLP Diversified Multi- Strategy Composite $ 10.5 4.5% 4.3% 14.3% 13.4% 14.3% 13.4% 5.5% 4.7% 7.8% 7.0% 7.9% 6.6 % Note: Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993. Absolute Return Strategies Performance

Notes

Data in the presentation is as of December 31, 2024 unless otherwise noted.

1. Of the $8.2 billion CNYFPAUM as of December 31, 2024, approximately $3.0 billion is subject to an agreed upon fee ramp in schedule that will result in management fees being charged on approximately $1.0 billion of such amount in 2025, approximately $0.8 billion of such amount in 2026, and remaining approximately $1.2 billion in 2027 and beyond. With respect to approximately $5.2 billion of the $8.2 billion, management fees will be charged as such capital is invested, which will depend on a number of factors, including the availability of eligible investment opportunities.

2. Excludes fund reimbursement revenue.

3. Adjusted EBITDA and Adjusted Net Income per share are non-GAAP financial measures. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric.

4. Reflects a corporate and blended statutory tax rate of 25.0% and 24.7% applied to Adjusted Pre-Tax Income for the years ended December 31, 2024 and 2023, respectively. The rate was adjusted from 24.2% to 24.7% in Q4 2023, and from 24.7% to 25.0% in Q4 2024. The 25.0% and 24.7% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0% and 3.7%, respectively.

5. Represents consolidated view, including all NCI and compensation related awards.

6. Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The majority of run-rate annual performance fees relate to ARS.

7. Re-up % for Private Markets customized separate accounts from January 1, 2018 through December 31, 2024.

8. Based on 50 largest clients by AUM as of December 31, 2024.

9. Fundraising from December 31, 2020 through December 31, 2024.

10. Employee data as of January 1, 2025. Individuals with dual responsibilities are counted only once.

11. AUM as of December 31, 2024.

12. Sustainable / Impact and Alternative Credit Investments overlap with investments in other strategies.

15. Cumulative selected private market specialized fund closings from 2009 to 2018.

20. Excludes severance expenses of $0.9 million, $0.3 million and $0.3 million for the three months ended December 31, 2023, September 30, 2024 and December 31, 2024, respectively, and $6.8 million and $1.5 million for the years ended December 31, 2023 and December 31, 2024, respectively.

21. General, administrative and other, net is comprised of the following:

$000	THREE MONTHS ENDED		TWELVE MONTHS ENDED	
COMPONENTS OF GENERAL, ADMINISTRATIVE AND OTHER, NET	DEC 31, 2023	DEC 31, 2024	DEC 31, 2023	DEC 31, 2024
General, administrative and other	$ (24,899)	$ (26,336)	$ (100,801)	$ (104,296)
Plus:				
Transaction expenses	127	1,637	6,445	6,116
Fund reimbursement revenue	3,757	3,942	14,556	14,694
Amortization expense	328	328	1,313	1,313
Non-core items	1,157	4	2,216	2,488
Total general, administrative and other, net	$ (19,530)	$ (20,425)	$ (76,271)	$ (79,685)

GCM GROSVENOR | 30

GCM GROSVENOR | 31 22. Excludes the impact of non-cash carried interest compensation and other of $(1.5) million and $1.1 million for the three months ended September 30, 2024 and December 31, 2024, respectively, and $(0.5) million for the year ended December 31, 2024. The net non-cash carried interest compensation and other for the three months and full year ended December 31, 2023 was de minimis. 23. Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions. 24. Represents 2023 and 2024 expenses incurred related to contemplated corporate transactions and 2024 expenses incurred related to a debt amendment and extension. 25. Includes $0.9 million and $0.1 million of office relocation costs for the three months ended December 31, 2023 and September 30, 2024, respectively, and $1.2 million and $1.9 million for the years ended December 31, 2023 and 2024, respectively. There was no office relocation cost for the three months ended December 31, 2024. 28. Reflects primary fund investments since 2000. Excludes certain private markets credit fund investments outside of private equity programs. 29. GCM Grosvenor established a dedicated private equity secondaries vertical in September 2014. Track record reflects all secondaries investments since the new vertical was formed. 30. GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy in December 2008. Track record reflects co-investments/direct investments made since 2009. 31. Reflects infrastructure investments since 2009, when we formalized our global approach and launched the first infrastructure specialized fund. Infrastructure investments exclude labor impact investments. 32. Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy. Notes (Continued)

GCM GROSVENOR | 32 Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to GCMH, excluding (b) provision (benefit) for income taxes, (c) changes in fair value of derivatives and warrant liabilities, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, including cash-settled equity awards (as we view the cash settlement as a separate capital transaction), (g) unrealized investment income, (h) changes in tax receivable agreement liability, (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions, employee severance, office relocation costs and loss on extinguishment of debt. Adjusted Net Income represents Adjusted Pre-Tax Income fully taxed at each period's blended statutory tax rate. Adjusted Net Income Per Share is a non-GAAP measure that is calculated by dividing Adjusted Net Income by adjusted shares outstanding. Adjusted shares outstanding assumes the hypothetical full exchange of limited partnership interests in GCMH into Class A common stock of GCM Grosvenor Inc., the dilution from outstanding warrants for Class A common stock of GCM Grosvenor Inc. and the dilution from outstanding equity-based compensation. We believe adjusted net income per share is useful to investors because it enables them to better evaluate per-share performance across reporting periods. Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of our total operating revenues, net of fund expense reimbursements. We believe Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA are useful to investors because they provide additional insight into the operating profitability of our core business across reporting periods. These measures (1) present a view of the economics of the underlying business as if GCMH Equityholders converted their interests to shares of Class A common stock and (2) adjust for certain non-cash and other activity in order to provide more comparable results of the core business across reporting periods. These measures are used by management in budgeting, forecasting and evaluating operating results. Fee-Related Revenue ("FRR") is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees and (b) fund reimbursement revenue. We believe FRR is useful to investors because it provides additional insight into our relatively stable management fee base separate from incentive fee revenues, which tend to have greater variability. Fee-Related Earnings (“FRE”) is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business. FRE Margin represents FRE as a percentage of our management fee and other operating revenue, net of fund expense reimbursements. Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Net incentive fees provide investors useful information regarding the amount that such fees contribute to the Company’s earnings and are used by management in making compensation and capital allocation decisions. Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators

GCM GROSVENOR | 33 Fee-Paying Assets Under Management (“FPAUM” or “Fee-Paying AUM") is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value. Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Contracted, Not Yet Fee-Paying AUM (“CNYFPAUM”) represents limited partner commitments which are expected to be invested and begin charging fees over the ensuing five years. New Capital Raised is new limited partner commitments where fees are charged immediately at the initial commitment date. Assets Under Management (“AUM”) reflects the sum of (a) FPAUM, (b) CNYFPAUM and (c) other mark-to-market, insider capital and non-fee-paying assets under management. GCM Grosvenor refers to the combined accounts of (a) Grosvenor Capital Management Holdings, LLLP ("LLLP" or "GCMH"), an Delaware limited liability limited partnership, and its consolidated subsidiaries and (b) GCM, L.L.C., a Delaware limited liability company. GCM Grosvenor Inc. is a Delaware corporation listed on the Nasdaq under the symbol "GCMG" NM Not Meaningful LTM Last Twelve Months Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators (continued)

GCM GROSVENOR | 34 Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation are not GAAP measures of GCM Grosvenor’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included elsewhere in this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non- recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This presentation includes certain projections of non-GAAP financial measures including fee-related earnings. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GCM Grosvenor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non GAAP financial measures is included. Share Repurchase Plan Authorization GCMG’s Board of Directors previously authorized a share repurchase plan, which may be used to repurchase outstanding Class A common stock and warrants in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity-based awards granted under the Company’s Amended and Restated 2020 Incentive Award Plan (or any successor equity plan thereto). The Company is not obligated under the terms of plan to repurchase any of its Class A common stock or warrants, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the Company at any time without prior notice. Any outstanding shares of Class A common stock and any warrants repurchased as part of this plan will be cancelled. As of December 31, 2024, the total share repurchase plan authorization is $140.0 million. In February 2025, GCM Grosvenor's Board of Directors increased the firm's existing share repurchase authorization by $50.0 million, from $140.0 million to $190.0 million. Disclosures